SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – June 25, 2009

(Date of Earliest Event Reported)

CINCINNATI BELL INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-8519

Ohio	31-1056105
(State of Incorporation)	(I.R.S. Employer Identification No.)

221 East Fourth Street, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 25, 2009, Cincinnati Bell Inc. (the “Company”) amended and restated its Credit Agreement, originally dated as of February 16, 2005, among the Company, as Borrower, certain of its subsidiaries, as more specifically set forth therein as Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent and an L/C Issuer, and PNC Bank, National Association, as Swingline Lender and an L/C Issuer, (as previously amended, the “existing Credit Agreement”) pursuant to a Fourth Amendment dated as of June 25, 2009 (the “Fourth Amendment”) to Credit Agreement dated as of February 16, 2005 among the Company, the Guarantors signatories thereto, the Lenders party thereto, Bank of America, N.A., Administrative Agent and an L/C Issuer, and PNC Bank, National Association, as Swingline Lender and an L/C Issuer (the existing Credit Agreement as amended and restated by the Fourth Amendment, the “Amended Credit Agreement”). The existing Credit Agreement included a term loan facility maturing on August 31, 2012 in the original principal amount of $400 million (of which $206 million is presently outstanding) and a $250 million revolving credit facility maturing February 16, 2010.

Most of the changes to the existing Credit Agreement contained in the Fourth Amendment relate to the revolving credit facility and are set forth below. The principal amount of the revolving credit facility is being reduced from $250 million to $210 million, and the maturity date of the revolving credit facility is being extended from February 16, 2010 to August 31, 2012. The lenders party to the revolving credit facility will change in part and decrease from 16 to 11 lenders. In addition, the pricing, fees and expenses on the revolving credit facility have been modified. Also, the Company has the ability to incur up to $250 million (increased from $75 million) of indebtedness arising from capital leases and synthetic leases (including, as a result of the Fourth Amendment, indebtedness from wireless tower sale and leaseback transactions).

The Fourth Amendment and the Amended Credit Agreement also contain conforming changes necessary to implement the foregoing modifications and certain other amendments. The foregoing description of the Fourth Amendment and the Amended Credit Agreement is qualified in its entirety by reference to the text of the Fourth Amendment and the Amended Credit Agreement filed herewith as Exhibit 10.1 and 10.2, respectively.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	The Fourth Amendment to Credit Agreement, dated as of June 25, 2009, among Cincinnati Bell Inc., as Borrower, the Guarantors signatories thereto, the Lenders party thereto, Bank of America, N.A., as Administrative Agent and an L/C Issuer, and PNC Bank, National Association, as Swingline Lender and an L/C Issuer.

10.2	Amended and Restated Credit Agreement, dated as of June 25, 2009, among Cincinnati Bell Inc., as Borrower, the Guarantors signatories thereto, the Lenders party thereto, Bank of America, N.A., as Administrative Agent and an L/C Issuer, and PNC Bank, National Association, as Swingline Lender and an L/C Issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

Date: June 26, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	The Fourth Amendment to Credit Agreement, dated as of June 25, 2009, among Cincinnati Bell Inc., as Borrower, the Guarantors signatories thereto, the Lenders party thereto, Bank of America, N.A., as Administrative Agent and an L/C Issuer, and PNC Bank, National Association, as Swingline Lender and an L/C Issuer.

10.2	Amended and Restated Credit Agreement, dated as of June 25, 2009, among Cincinnati Bell Inc., as Borrower, the Guarantors signatories thereto, the Lenders party thereto, Bank of America, N.A., as Administrative Agent and an L/C Issuer, and PNC Bank, National Association, as Swingline Lender and an L/C Issuer.